EXHIBIT (d)(4)
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                 SCHEDULE 14D-1
                             TENDER OFFER STATEMENT
       PURSUANT TO SECTION 14(D)(1) OF THE SECURITIES EXCHANGE ACT OF 1934

                         SIERRA PACIFIC DEVELPOMENT FUND
                        A California Limited Partnership
                            (Name of Subject Company)
                                  -------------
                                 JOHN N. GALARDI
                                    (Bidder)
                                  -------------
                            LIMITED PARTNERSHIP UNITS
                         (Title of Class of Securities)
                                  -------------
                                       N/A
                      (CUSIP Number of Class of Securities)
                                  -------------
                               ------------------
                                ----------------

                                 HOWARD F. HART
                            HUGHES HUBBARD & REED LLP
                       350 SOUTH GRAND AVENUE, 36TH FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 613-2800
                                  -------------
       (Name, Address and Telephone Number of Person Authorized to Receive
                 Notices and Communications on Behalf of Bidder)

Calculation of Filing Fee
--------------------------------------------------------------------------------
         Transaction Valuation*                   Amount of Filing Fee
--------------------------------------------------------------------------------
               $1,200,000                                $240.00
--------------------------------------------------------------------------------
* Determined pursuant to Rule 0-11(b)(1). Assumes the purchase of 20,000 Units at $60.00 per Unit.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:   $240.00 paid contemporaneously with this filing.
Form or Registration No:  Rule 13e-3 Transaction Statement on Schedule 13E-3
Filing Party:             John N. Galardi
Date Filed:               August 16, 1999

                    SCHEDULE 14D-1 TENDER OFFER STATEMENT

ITEM 1.     SECURITY AND SUBJECT COMPANY.

      (a) The name of the issuer is Sierra Pacific Development Fund, a California limited partnership (the "Company"), and the address of its principal executive offices is 5850 San Felipe, Suite 450, Houston, Texas 77057.

      (b) This Schedule relates to the offer by John N. Galardi (the "Bidder") to purchase any and all of the Company's outstanding Limited Partnership Units (the "Units"), at $60.00 per Unit, net to the seller in cash, all upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are attached hereto as Exhibits (d)(1) and (d)(2), respectively. As of June 17, 1999, the Company had issued and outstanding 29,354 Units and there were approximately 1838 holders of record of the Units.

      (c) The information set forth on the cover page and under "Introduction" and "Special Factors - Price Range of Shares; Distributions; Trading Volume" in
Section 9 of the Offer to Purchase is incorporated herein by reference.

ITEM 2.     IDENTITY AND BACKGROUND.

      (a) - (g) The information set forth under "Special Factors - Certain Information Regarding the Offeror" in Section 10 of the Offer to Purchase is incorporated herein by reference.

ITEM 3.     PAST  CONTRACTS,  TRANSACTIONS  OR  NEGOTIATIONS  WITH  THE  SUBJECT
            COMPANY.

      (a) - (b) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

ITEM 4.     SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

      (a) The information set forth under "Special Factors - Source and Amount of Funds" in Section 11 of the Offer to Purchase is incorporated herein by reference.

      (b) Not applicable.

      (c) Not applicable.

ITEM 5.     PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE BIDDER.

      (a) - (g) The information set forth under "Special Factors - Purpose of the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.

ITEM 6.     INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

      (a) - (b) The information set forth under "Special Factors - Interest in Units" in Section 13 of the Offer to Purchase is incorporated herein by reference.

ITEM 7.     CONTRACTS,   ARRANGEMENTS,   UNDERSTANDINGS  OR  RELATIONSHIPS  WITH
            RESPECT TO THE SUBJECT COMPANY'S SECURITIES.

      The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

ITEM 8.     PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

      The information set forth under "Introduction" and "Special Factors Persons Retained; Fees and Expenses" in Section 15 of the Offer to Purchase is incorporated herein by reference.

ITEM 9.     FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

      Not applicable.

ITEM 10.    ADDITIONAL INFORMATION.

      (a) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

      (b) The  information  set forth under  "Special  Factors - Fairness of the
Transaction;   Reports,  Opinions,   Appraisals  and  Certain  Negotiations;  No
Approvals Required; No Appraisal Rights" in Section 3 of the Offer to
Purchase is incorporated herein by reference.

      (c) Not applicable.

      (d) Not applicable.

      (e) Not applicable.

      (f) Not applicable.

ITEM 11.    MATERIAL TO BE FILED AS EXHIBITS.

      (a)(1)  Form of Offer to Purchase, dated August 16, 1999.

      (a)(2)  Form of Letter of Transmittal with Substitute Form W-9.

      (a)(3)  Instructions for the Requester of Form W-9.

      (b)     Not applicable.

      (c)     Not applicable.

      (d)     Not applicable.

      (e)     Not applicable.

      (f)     Not applicable.

                                  SIGNATURE

      After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                            JOHN N. GALARDI


                                            By: JOHN N. GALARDI
                                                --------------------------------
                                                Name: John N. Galardi

Dated:  August 16, 1999

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

(a)(1)   Form of Offer to Purchase, dated August 16, 1999.

(a)(2)   Form of Letter of Transmittal with Substitute Form W-9.

(a)(3)   Instructions for the Requester of Form W-9.

                                                                EXHIBIT (a)(1)
                         SIERRA PACIFIC DEVELOPMENT FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
                           OFFER TO PURCHASE FOR CASH
                      ANY AND ALL LIMITED PARTNERSHIP UNITS
                             AT $60.00 NET PER UNIT

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., PACIFIC TIME,
               ON OCTOBER 15, 1999, UNLESS THE OFFER IS EXTENDED.
                                 ---------------
    John N. Galardi (the "Offeror"), an affiliate of the Partnership (as defined below), is offering to purchase any and all the Limited Partnership Units ("Units") of Sierra Pacific Development Fund, a California Limited Partnership (the "Partnership"), at $60.00 per Unit, net to the seller in cash, on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer").
                                 ---------------
  THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
   THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 8.
                                 ---------------
   THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS
    OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                 ---------------
      NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNER OR ANY OF THE GENERAL PARTNER'S DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY
  LIMITED PARTNER AS TO WHETHER TO TENDER ANY UNITS. EACH LIMITED PARTNER MUST
   MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER UNITS AND, IF SO, HOW
      MANY UNITS TO TENDER. NO DIRECTOR OR EXECUTIVE OFFICER OF THE GENERAL
                    PARTNER OR ANY OF ITS AFFILIATES INTENDS
                     TO TENDER SHARES PURSUANT TO THE OFFER.

                                 ---------------

                          IMPORTANT FACTORS TO CONSIDER

O THE OFFEROR OWNS 50% OF THE CORPORATION WHICH OWNS THE GENERAL PARTNER OF THE PARTNERSHIP, AND ACCORDINGLY, THE OFFEROR IS AN AFFILIATE OF THE PARTNERSHIP.
O THE INTEREST OF THE OFFEROR, AN AFFILIATE OF THE PARTNERSHIP, IN PURCHASING UNITS AT THE LOWEST POSSIBLE PRICE MAY CONFLICT WITH THE INTEREST OF LIMITED PARTNERS IN OBTAINING A HIGHER PRICE.
O THE OFFEROR HAS NOT HAD AN APPRAISAL OF THE PROPERTY PERFORMED, HAS NO KNOWLEDGE OF ANY CURRENT APPRAISALS AND HAS NOT FORMED A CONCLUSION AS TO THE CURRENT NET REALIZABLE VALUE OF THE PROPERTY.
O THE PURCHASE PRICE OF $60.00 PER UNIT IS LESS THAN THE MARKET PRICE PAID FOR CERTAIN UNITS DURING THE FOURTH QUARTER OF 1998.
O THE OFFEROR'S PURCHASE OF UNITS WILL REDUCE THE NUMBER OF LIMITED PARTNERS AND THE NUMBER OF UNITS THAT MAY OTHERWISE TRADE, THEREBY POSSIBLY ADVERSELY AFFECTING THE LIQUIDITY AND MARKET VALUE OF THE REMAINING UNITS HELD BY THE PUBLIC.
O THE NUMBER OF LIMITED PARTNERS MAY BE REDUCED BELOW 300 BY REASON OF THE OFFER, WHICH WOULD ALLOW THE TERMINATION OF REGISTRATION OF THE UNITS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), WHICH TERMINATION WOULD SUBSTANTIALLY REDUCE THE INFORMATION REQUIRED TO BE FURNISHED BY THE PARTNERSHIP TO HOLDERS OF THE UNITS AND WHICH WOULD MAKE CERTAIN PROVISIONS OF THE EXCHANGE ACT WITH RESPECT TO "GOING PRIVATE" TRANSACTIONS NO LONGER APPLICABLE TO THE PARTNERSHIP.
                                 ---------------
                                    IMPORTANT
    Any Limited Partner desiring to tender all or any portion of his or her Units should complete and sign the Letter of Transmittal or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to the Offeror at the Partnership.
                                 ---------------
      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PARTNERSHIP AS TO WHETHER LIMITED PARTNERS SHOULD TENDER UNITS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP.

August 16, 1999

                                TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION                                                                  1

SPECIAL FACTORS                                                               2

1.    Purpose of the Offer                                                    2

2.    Certain Federal Income Tax Consequences                                 3

3.    Fairness of the Transaction; Reports, Opinions, Appraisals and          4
      Certain Negotiations; No Approvals Required; No Appraisal Rights

4.    Number of Units; Expiration Date; Extension of Offer                    6

5.    Procedure for Tendering Units                                           6

6.    Withdrawal Rights                                                       7

7.    Payment of Purchase Price                                               8

8.    Certain Conditions of the Offer                                         9

9.    Price Range of Units; Distributions; Trading Volume                    11

10.   Certain Information Concerning the Offeror                             12

11.   Source and Amount of Funds                                             13

12.   Past Contracts, Transactions or Negotiations; Transactions and         13
      Agreements Concerning the Units

13.   Interest in Units                                                      14

14.   Extension of Tender Period; Termination; Amendments                    14

15.   Persons Retained; Fees and Expenses                                    15

16.   Miscellaneous                                                          15

Schedule A:  Number of Units Purchase by Affiliates of the Partnership,
      Range of Prices Paid and Average Purchase Price

Schedule B:  Summary of Certain Financial Information

Schedule C:  The Property

TO THE HOLDERS OF LIMITED PARTNERSHIP UNITS OF
    SIERRA PACIFIC DEVELOPMENT FUND,
    A CALIFORNIA LIMITED PARTNERSHIP:

                                  INTRODUCTION


      John N. Galardi (the "Offeror") is offering to purchase any and all of the Limited Partnership Units ("Units") of Sierra Pacific Development Fund, a California Limited Partnership (the "Partnership"), at $60.00 per Unit (the "Purchase Price"), net to the seller in cash, on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer"). The Offeror is the owner of 50% of the outstanding capital and voting stock of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary. Accordingly, the Offeror is an affiliate of the Partnership. The address of the principal executive offices of the Partnership is 5850 San Felipe, Suite 450, Houston, Texas 77057, and its telephone number is (713) 706-6271.


      THE  OFFER  IS NOT  CONDITIONED  ON ANY  MINIMUM  NUMBER  OF  UNITS  BEING
TENDERED.  THE OFFER IS,  HOWEVER,  SUBJECT TO  CERTAIN  OTHER  CONDITIONS.  SEE
SECTION 8.

      Tendering Limited Partners will not be obligated to pay brokerage commissions, solicitation fees, transfer fees or transfer taxes on the purchase of Units by the Offeror. HOWEVER, ANY TENDERING LIMITED PARTNER WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PAYMENTS PAYABLE TO SUCH LIMITED PARTNER PURSUANT TO THE OFFER.


      NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNER NOR ANY OF THE GENERAL PARTNER'S DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER ANY UNITS. EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER UNITS AND, IF SO, HOW MANY UNITS TO TENDER. THE OFFEROR HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES INTENDS TO TENDER UNITS PURSUANT TO THE OFFER.

      As of June 17, 1999, the Partnership had issued and outstanding 29,354 Units. As of June 17, 1999, there were approximately 1,838 Limited Partners. The Units are not currently registered for trading on any exchange.

      SPECIAL FACTORS

1.    PURPOSE OF THE OFFER

      The Offeror, an affiliate of the Partnership, is making the Offer because it believes that the purchase of the Units at this time pursuant to the Offer is economically attractive to the Offeror, and at the same time Limited Partners who require or desire liquidity are being afforded the opportunity to receive cash for their Units. Each Limited Partner has the opportunity to make an individual decision on whether or not to tender Units pursuant to the Offer.

      The desire of the Offeror to purchase Units at a price he deems attractive may be deemed to conflict with the desire of Limited Partners to realize a higher value for their Units. Accordingly, the interests of the Offeror, an affiliate of the Partnership, may be deemed to be in conflict with the interests of the Limited Partners. However, neither the Offeror nor the Partnership is making any recommendation to Limited Partners to tender Units or any representation to Limited Partners with respect to the adequacy or fairness of the price of $60.00 per Unit, except that the Offeror believes that the terms of the Offer are fair to unaffiliated Limited Partners for the reasons set forth in
Item 3 below.

      Following the consummation of the Offer, except as discussed below, it is expected that the business and operations of the Partnership will be continued by the Partnership substantially as they are currently being conducted. The Partnership has informed the Offeror that, except as discussed below, it has no plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Partnership or the disposition of securities of the Partnership; (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership; (d) any change in the present management of the Partnership; (e) any material change in the present distribution policy or capitalization or indebtedness of the Partnership; or (f) any other material change in the Partnership's structure or business. Except as discussed below, the Offeror has no plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Partnership or the disposition of securities of the Partnership; (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership; (d) any change in the present management of the Partnership; (e) any material change in the present distribution policy or capitalization or indebtedness of the Partnership; or (f) any other material change in the Partnership's structure or business. An affiliate of the Offeror (and the Partnership) is considering an initial public offering of the affiliate's securities, and the affiliate may wish to acquire all or part of the Partnership and/or all or part of its assets, subsequent to the affiliate's initial public offering. However, there can be no assurance that any such initial public offer will occur and there can be no assurance that such affiliate will attempt to acquire any portion of the Partnership or its assets. Additionally, the Partnership is considering other possible sales or dispositions of the Partnership's properties.

      The Offeror's purchase of Units pursuant to the Offer will reduce the number of Limited Partners and the number of Units that might otherwise trade, and depending on the number of Units so purchased, could adversely affect the liquidity and market value of the remaining Units held by the public, although there is currently no established trading market for the Units.

      The Units are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Registration of the Units under the Exchange Act may be terminated upon application of the Partnership to the Securities and Exchange Commission (the "Commission") if the Units are held by fewer than 300 Limited Partners. It is possible that the number of Limited Partners will be reduced below 300 by reason of the Offer and termination of registration of the Units under the Exchange Act would substantially reduce the information required to be furnished by the Partnership to holders of the Units and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable in respect of the Partnership.

      The Partnership has paid no dividends with respect to the Units since January 1, 1994, and there are currently no plans to pay any dividends with respect to the Units. Neither the Partnership nor the Offeror has made any public offering of Units since January 1, 1996, nor has either the Partnership or the Offeror purchased any Units since January 1, 1997, except for 2,300 Units purchased by the Offeror for $27.50 per Unit pursuant to an Offer to Purchase dated October 17, 1997.

      Following the expiration of the Offer, the Offeror may, in its sole discretion, determine to purchase any remaining Units through privately negotiated transactions, open market purchases or otherwise, on such terms and at such prices as the Offeror may determine from time to time, the terms of which purchases or offers could differ from those of the Offer, except that the Offeror will not make any such purchases of Units until the expiration of at least ten business days after the termination of the Offer. Any possible future purchases of Units by the Offeror will depend on many factors.

      Purchases of Units by the Offeror will, in addition to the effects described above, have the effect of increasing the Offeror's interest in the Partnership's net book value and net earnings.

      A Limited Partner who tenders Units pursuant to this Offer will not have the benefit of any future appreciation in the value of the Units. A Limited Partner who does not tender Units pursuant to this Offer could possibly lose the benefits of the Exchange Act registration of the Partnership and could become a member of a minority if the Offeror acquires a majority of the Units.


2.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

      The sale of Units by a Limited Partner pursuant to the Offer will be treated for federal income tax purposes as a taxable sale of such tendered Units. However, the specific federal income tax consequences to a Limited Partner resulting from a sale of Units will depend on a number of factors related to such Limited Partner's individual tax situation, including such Limited Partner's adjusted basis in his or her Units, whether such Limited
Partner is subject to the limitation on utilization of "passive activity losses," whether such Limited Partner has suspended "passive activity losses" attributable to his or her ownership of Units, whether such Limited Partner disposes of all of his or her Units pursuant to the Offer (which would generally allow such Limited Partner to utilize in the year of sale any suspended "passive activity losses" attributable to his or her ownership of Units) and whether such Limited Partner would be able to utilize currently any capital losses resulting from the sale of such Units pursuant to the Offer. The Company expects that a Limited Partner who acquired his or her Units in the original offering and who sells Units pursuant to the Offer will generally recognize an ordinary loss of $2.32 per Unit attributable to Partnership operations for 1999 through the estimated date of sale and a capital gain attributable to the sale of his or her Units equal to the sum of (i) approximately $12.41 per Unit and (ii) such Limited Partner's distributive share per Unit of syndication expenses of the Partnership (generally costs incurred by Partnership's in connection with the sale of Units in the original offering). Although the Partnership was unable to claim syndication expenses as a deductible expense for federal income tax purposes, each Limited Partner who acquired his or her Units in the original offering continues to have his or her share of such expenses reflected in the adjusted basis of his or her Units. The federal income tax impact could be significantly different, however, for a Limited Partner who acquired his or her Units after the original offering. To the extent that a Limited Partner who is subject to the "passive activity loss" restrictions has not previously utilized such losses to offset passive activity income from other sources (and sells all of his or her Units), such suspended losses will generally become available to such Limited Partner in the year of sale. Any capital loss recognized by a Limited Partner from the sale of Units may be applied to offset capital gains from other sources. In addition, capital losses in excess of capital gains may be used to offset up to $3,000 of ordinary income in any taxable year ($1,500 for a married individual filing a separate return). Any capital losses that are not used currently may be carried forward and used in subsequent years (subject to the same limitations).


      THE FOREGOING TAX DISCUSSION IS INTENDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES OF A SALE PURSUANT TO THE OFFER MAY VARY DEPENDING UPON, AMONG OTHER THINGS, THE PARTICULAR TAX CIRCUMSTANCES OF THE TENDERING LIMITED PARTNER. NO INFORMATION IS PROVIDED HEREIN AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF A SALE OF UNITS PURSUANT TO THE OFFER. EACH LIMITED PARTNER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF A SALE OF UNITS PURSUANT TO THE OFFER.


3. FAIRNESS OF THE TRANSACTION; REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS; NO APPROVALS REQUIRED; NO APPRAISAL RIGHTS

      The Offeror reasonably believes that the terms of the Offer are fair to unaffiliated Limited Partners principally for the reason that it provides a mechanism whereby Limited Partners who desire liquidity are being afforded the opportunity to receive cash for their Units on a voluntary basis at a price which reflects the predominant reported third party trading prices of the Units since January 1, 1998,<F4> although 8 Units have, to the Offeror's knowledge, traded at a higher price. No Limited Partner is compelled to accept this Offer and tender Units, although there could be certain adverse effects to Limited Partners in the event that there are fewer than 300 Limited Partners after the consummation of the Offer or in the event that the Offeror obtains a majority of the Units. See Item 1 above. The price of $60.00 per Unit was determined by the Offeror as the price which he believed represented an attractive price for him economically. In determining this price, he considered the following factors:

      (a)   that there is not a liquid market for the Units;

      (b) that the Offeror may have to hold the Units for a lengthy period of time;

      (c) that the Partnership is not currently making any distributions and there is no assurance that the Partnership will resume making any distributions; and

      (d)  the   Offeror's   personal   expectations   that  the  value  of  the
Partnership's property will increase in the future.

Furthermore, the Offeror believes that the Offer is fair in the sense that the decision of whether to accept the Offer is voluntary on the part of each Limited Partner.

      The Offeror did not obtain any appraisals or valuations in connection with his determination of the Purchase Price.

      Although the Purchase Price is less than the prices paid by an affiliate for certain Units during the fourth quarter of 1998, as set forth in Schedule A hereof, the Offeror believes that the Purchase Price is fair. The Offeror has not had an appraisal of the property performed, has no knowledge of any current appraisals and has not formed any conclusion as to the current net realizable value of the property. The Offeror does, however, believe that the price of $60.00 per Unit represents an attractive investment to him compared to the value he expects the Units to have in the future. Since January 1, 1996, the Offeror has not sought or obtained any report, appraisal or opinion with respect to the value of the Units and neither the Partnership nor is the Offeror aware of any such report, appraisal or opinion that may have prepared by any other person. Additionally, neither the Partnership nor is the Offeror aware of any other firm offers made by any person unaffiliated with the Partnership during the preceding eighteen months (i) for the merger or consolidation of the Partnership with such person, (ii) for the sale or other transfer of all or any substantial part of

---------------
<F4>
Determined on the basis of the trades reported in THE PARTNERSHIP SPECTRUM, as discussed in more detail in Section 9 below. The trades reported in THE PARTNERSHIP SPECTRUM for the period from January 1, 1998 through June 30, 1999 are 18 Units at $60 per Unit, 8 Units at $115 per Unit and 16 Units at $50 per Unit. THE PARTNERSHIP SPECTRUM represents only one source of secondary sales information, and trades not reported therein may be at the same or higher or lower prices.

the assets of the Partnership or (iii) for Units which would enable the holder of the Units to exercise control of the Partnership. Neither the Offeror nor, to the Offeror's knowledge, the Partnership has calculated a liquidation value or conducted a valuation analysis for the Partnership.

      The Offeror is not aware of any license or regulatory permit that appears to be material to the Partnership's business that might be adversely affected by its acquisition of Units as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the Offeror's acquisition or ownership of Units pursuant to the Offer. Should any such approval or other action be required, the Offeror currently contemplates that it will seek such approval or other action.

      There is no vote of Limited Partners required in connection with the Offer and there are no appraisal rights available to Limited Partners in connection with the Offer. The General Partner of the Partnership has informed the Offeror that the Partnership has not retained, and does not intend to retain, an unaffiliated representative to act solely on behalf of unaffiliated Limited Partners or to prepare a report or an opinion with respect to the fairness of the Offer.

      Certain historical financial information regarding the Partnership and certain information regarding its property is set forth on Scheduled B and C hereto. This information has been derived from publicly available reports of the Partnership filed with the Securities and Exchange Commission.

      In the event the Offeror acquires a majority of the Units, he would be able to amend the Partnership Agreement (although not with respect to amendments that would change the limited liability of the Limited Partners or diminish the rights or benefits to which the Limited Partners are entitled, which amendments require the consent of all Limited Partners), to dissolve the Partnership, to remove a General Partners, to elect a new General Partner and to approve or disapprove a sale of the Partnership's properties.

      The scheduled termination date for the Partnership is December 31, 2030, although it was initially expected to terminate upon the sale of all of its properties, and those sales were expected to commence after approximately five years. The Offeror understands that the General Partner, however, has elected not to sell the remaining property at this time because it does not believe that the value it could obtain for the property at this time is attractive and has not determined when it may do so. The Offeror understands that the General Partner believes that it will be able to increase the average rentals per square foot over the next several years and thereby increase the value of the property over that period. Limited Partners have the right under the Partnership's partnership agreement to remove the General Partner by a majority vote.

4.    NUMBER OF UNITS; EXPIRATION DATE; EXTENSION OF THE OFFER

      On the terms and subject to the conditions described herein and in the Letter of Transmittal, the Offeror will purchase any and all Units that are validly tendered on or prior to the Expiration Date (and not properly withdrawn in accordance with Section 6) at the Purchase Price. The later of 5:00 p.m., Pacific time, on October 15, 1999, or the latest time and date to which the Offer is extended, is referred to herein as the "Expiration Date." The Offer is not conditioned on any minimum number of Shares being tendered.

      If (i) the Offeror increases or decreases the price to be paid for Units or decreases the number of Units being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner described in Section 14, the Offer will be extended until the expiration of ten business days from the date of publication of such notice.

      The Offeror also expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Partnership and making a public announcement thereof. See Section 14. There can be no assurance, however, that the Offeror will exercise its right to extend the Offer.

      For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

      Copies of this Offer to Purchase and the Letter of Transmittal are being mailed to Limited Partners.


5.    PROCEDURE FOR TENDERING UNITS.

      PROPER TENDER OF UNITS. To tender Units validly pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Depositary (the "Depositary") at the address set forth in the Letter of Transmittal.

      FEDERAL BACKUP WITHHOLDING. TO AVOID FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PAYMENTS MADE PURSUANT TO THE OFFER, EACH TENDERING LIMITED PARTNER MUST NOTIFY THE OFFEROR OF SUCH LIMITED PARTNER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND PROVIDE CERTAIN OTHER INFORMATION BY PROPERLY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. FOREIGN LIMITED PARTNERS MAY BE REQUIRED TO SUBMIT A PROPERLY COMPLETED FORM W-8, CERTIFYING NON-UNITED STATES STATUS, IN ORDER TO AVOID BACKUP WITHHOLDING. IN ADDITION, FOREIGN STOCKHOLDERS MAY BE SUBJECT TO 30% (OR LOWER TREATY RATE) WITHHOLDING ON GROSS PAYMENTS RECEIVED PURSUANT TO THE OFFER. FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO TENDERING LIMITED PARTNERS, SEE
SECTION 2. EACH LIMITED PARTNER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER.

      DETERMINATIONS OF VALIDITY. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Units will be determined by the Offeror, in its sole discretion, and its determination shall be final and binding. The Offeror reserves the absolute right to reject any or all tenders of Units that it determines are not in proper form or the acceptance for payment of or payment for Units that may, in the opinion of the Offeror's counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in any tender of Units. Neither the Offeror, the Partnership, or any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

      RULE 14E-4. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person to tender Units for his or her own account unless the person so tendering (i) has a net long position equal to or greater than the amount of Units tendered and (ii) will cause such Units to be delivered in accordance with the terms of the Offer. The tender of Units pursuant to the procedures described above will constitute the tendering Limited Partner's representation and warranty that (i) such Limited Partner has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, and (ii) the tender of such Units complies with Rule 14e-4. The Offeror's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the tendering Limited Partner and the Offeror on the terms and subject to the conditions of the Offer.


6.    WITHDRAWAL RIGHTS

      Tenders of Units made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after October 15, 1999, unless theretofore accepted for payment as provided in this Offer to Purchase. If the Offeror extends the period of time during which the Offer is open, is delayed in accepting for payment or paying for Units or is unable to accept for payment or pay for Units pursuant to the Offer for any reason, then, without prejudice to the Offeror's rights under the Offer, the Offeror may retain all Units tendered, and such Units may not be withdrawn except as otherwise provided in this Section 6, subject to Rule 14e-1(c) under the Exchange Act, which provides that the person making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer.

      To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth in the Letter of Transmittal and must specify the name of the person who tendered the Units to be withdrawn and the number of Units to be withdrawn. Withdrawals may not be rescinded, and Units withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Units may be retendered by again following the procedures described in Section 5 at any time prior to the Expiration Date.

      All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offeror, in its sole discretion, which determination shall be final and binding. Neither of the Offeror, the Partnership, nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

7.    PAYMENT OF PURCHASE PRICE.

      On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), the Offeror will accept for payment, and will pay for, Units validly tendered and not withdrawn in accordance with the Offer, as promptly as practicable following the Expiration Date. In all cases, payment for Units purchased pursuant to the Offer will be made only after timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal.

      For purposes of the Offer, the Offeror shall be deemed to have accepted for payment (and thereby purchased) tendered Units when, as and if the Offeror gives oral or written notice to the Partnership of the Offeror's acceptance for payment of such Units pursuant to the Offer. On the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will in all cases be made by deposit of the Purchase Price with the Depositary, which will act as agent for the tendering Limited Partners for the purpose of receiving payment from the Offeror and transmitting payment to tendering Limited Partners. Under no circumstances will interest be paid on the Purchase Price by reason of any delay in making such payment.

      If any tendered Units are not accepted for payment pursuant to the terms and conditions of the Offer, the Letter of Transmittal with respect to such Units not purchased will be destroyed by the Depositary. If, for any reason whatsoever, acceptance for payment of, or payment for, any Units tendered pursuant to the Offer is delayed or the Offeror is unable to accept for payment, purchase or pay for Units tendered pursuant to the Offer, then, without prejudice to the Offeror's rights under the Offer (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Offeror may retain tendered Units, subject to any limitations of applicable law, and such Units may not be withdrawn, except to the extent that the tendering Limited Partners are entitled to withdrawal rights as described in the Offer.

      If, prior to the Expiration Date, the Offeror shall increase the consideration offered to Limited Partners pursuant to the Offer, such increased consideration shall be paid for all Units accepted for payment pursuant to the Offer, whether or not such Units were tendered prior to such increase.

      The Offeror reserves the right to transfer or assign, at any time and from time to time, in whole or in part, to one or more affiliates, the right to purchase Units tendered pursuant to the Offer, but no such transfer or assignment will relieve the Offeror of its obligations under the Offer or prejudice the rights of tendering Limited Partners to receive payments for Units validly tendered and accepted for payment pursuant to the Offer.


8.    CERTAIN CONDITIONS OF THE OFFER

      Notwithstanding any other provisions of the Offer, the Offeror will not be required to accept for payment or pay for any Units tendered, and may terminate or amend the Offer or may postpone (subject to the requirements of the Exchange

Act for prompt payment for or return of Units) the acceptance for payment of or payment for Units tendered, if at the Expiration Date, as it may be extended, any of the following events shall have occurred (or shall have been determined by the Offeror in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Offeror):

            (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges or seeks to challenge the acquisition of Units pursuant to the Offer or otherwise in any manner relates to or affects the Offer or (ii) in the sole judgment of the Offeror, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the contemplated benefits of the Offer to the Offeror;

            (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any legislative body, court, authority, agency or tribunal which would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Offeror, or render the Offeror unable, to accept for payment or pay for some or all of the Units, (iii) imposes or seeks to impose limitations on the ability of the Offeror to acquire or hold or to exercise full rights of ownership of the Units, (iv) materially impair the contemplated benefits of the Offer to the Offeror or (v) materially affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;

            (c) it shall have been publicly disclosed or the Offeror shall have learned that any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Units;

            (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the general level of market prices of equity securities in the United States or abroad, (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on the Partnership's business, condition (financial or other), income, operations or prospects, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the Offeror's sole judgment, might affect, the extension of credit by lending institutions in the United States, (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Offeror's sole judgment, a material acceleration or worsening thereof;

            (e) a tender or exchange offer with respect to some or all of the Units (other than the Offer) or a merger, acquisition or other business combination proposal for the Partnership, shall have been proposed, announced or made;

            (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Offeror result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Partnership; or materially impair the contemplated benefits of the Offer;

            (g) there shall have occurred any decline in the S&P Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on August 16, 1999; or

            (h) the Offeror shall not have received the approval of the Partnership to the assignment to the Offeror of the Units tendered pursuant to the Offer;

and, in the reasonable judgment of the Offeror, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment.

      Any of the foregoing conditions may be waived by the Offeror, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the events described above will be final and binding on all parties.


9.    PRICE RANGE OF UNITS; DISTRIBUTIONS; TRADING VOLUME

      The Units are not listed on any national securities exchange or quoted in the over-the-counter market, and there is no established public trading market for the Units. Secondary sales activity for the Units has been extremely limited and sporadic. The Partnership monitors transfers of the Units because the admission of the transferee as a substitute limited partner requires the consent of the General Partner under the Partnership Agreement. However, neither the Partnership nor the Offeror has information regarding the prices at which all secondary sales transactions in the Units have been effectuated. Various organizations offer to purchase and sell limited partnership interests (such as the Units) in secondary sales transactions. Various publications such as The Partnership Spectrum summarize and report information (on a monthly, bimonthly or less frequent basis) regarding secondary sales transactions in limited partnership interests (including the Units), including the prices at which such secondary sales transactions are effectuated.

      The Offeror has been informed that the Partnership estimates, based solely on the transfer records of the Partnership, that the number of Units transferred in sales transactions (I.E., excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:


                             Number of Total      Percentage of      Number of
          YEAR              UNITS TRANSFERRED   UNITS OUTSTANDING   TRANSACTIONS
          ----              -----------------   -----------------   ------------
          1997                     863                2.94%              89
          1998                   5,546               18.89%             539
    1999 through 6/17               50                0.17%              10


The Offeror is not aware of the prices paid in these transactions except as set forth below or in Schedule A hereto.

      The information set forth below is extracted from sections of the January/February 1998, March/April 1998, May/June 1998, July/August 1998, September/October 1998, November/December 1998, January/February 1999, March/April 1999, and May/June 1999 issues of "The Partnership Spectrum" under the caption "Secondary Spectrum." The Partnership Spectrum, a periodical published by Partnership Profiles, Inc., summarizes secondary market prices for public limited partnerships based on actual transactions during the reporting periods listed on the tables below. The following secondary-market firms provided high and low price data to The Partnership Spectrum for some or all of the reporting periods: American Partnership Board - (800) 736-9797, DCC Securities - (800) 945-0440, Fox & Henry/Secondary Income Funds (800) 578-6289/(630) 325-4445, Frain Asset Management - (800) 654-6110/(813) 397-2701,
MacKenzie-Patterson,  Inc. - (800)  854-8357,  National  Partnership  Exchange -
(800) 356-2739/(813) 636-9299,  Pacific Partnership Group - (800) 727-7244/(818)
591-3707,  Partnership  Marketing Company - (888) 824-8600/(707)  824-8600,  A-1
Partnership Service Network. - (800) 483-0776/(813) 596-9898.

IN EVALUATING WHETHER OR NOT TO TENDER THEIR UNITS IN THE OFFER, LIMITED PARTNERS MAY WISH TO CONTACT THESE FIRMS OR OTHER FIRMS INVOLVED IN SECONDARY SALES OF INTERESTS IN LIMITED PARTNERSHIPS.

      The information regarding sale transactions in Units from the Partnership Spectrum is as follows:


      REPORTING PERIOD       PER UNIT TRANSACTION PRICE<F5>        NO. OF UNITS
      ----------------       ---------------------------           ------------
   January/February 1998                 N/A                            -

      March/April 1998                   N/A                            -

       May/June 1998                     N/A                            -

      July/August 1998                   N/A                            -

   September/October 1998                N/A                            -

   November/December 1998               $60.00                         18

   January/February 1999                 N/A                            -

      March/April 1999                   N/A                            -

       May/June 1999                    $71.67                         24<F6>


      The information from The Partnership Spectrum contained above is provided without verification by the Offeror and is subject to the following qualifications in The Partnership Spectrum: "Limited partnership investments are generally illiquid, long-term investments. Sellers of such investments are often considered distressed for various reasons and find it necessary to accept discounted sales prices. As a result, the above price information may not reflect the intrinsic valued of a limited partnership interest. In some cases, discounts from original purchase prices result from a partnership having already liquidated, financed or refinanced a portion of its investment portfolio." Transaction data has been provided by the firms listed above and has not been verified by The Partnership Spectrum.


10.   CERTAIN INFORMATION CONCERNING THE OFFEROR

      John N. Galardi, the Offeror, is the owner of 50% of the outstanding capital and voting stock and a director of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary. The Offeror is the Chairman and founder of Galardi Group, Inc., a privately-held operation encompassing more than 500 restaurants,

--------------------
<F5>
The Per Unit Transaction Price reflects the weighted average price of the units sold in the relevant period.

<F6>
Consists of 8 Units at $115 per Unit and 16 Units at $50 per Unit.

including Wienerschnitzel, the largest privately-held hot dog chain in the United States. The Offeror's business address is 415 E. Hyman, Suite 203, Aspen, Colorado 81611. During the past five years, the Offeror has also served on the board of directors of American Franchise Group located in Fort Lauderdale, Florida. The Offeror is a citizen of the United States.


      During the past five years, the Offeror has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor has the Offeror been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


11.   SOURCE AND AMOUNT OF FUNDS

      Assuming that the Offeror purchases 10,000 Units pursuant to the Offer at the Purchase Price, the total amount required by the Offeror to purchase such Units will be approximately $600,000, exclusive of fees and other expenses. The source of these funds will be the Offeror's personal funds.

12. PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS; TRANSACTIONS AND AGREEMENTS CONCERNING THE UNITS.

      The Offeror has not been a party to any contract, transaction or negotiation since January 1, 1997 with the Partnership where the aggregate amount of such transaction was not less than 1% of the Partnership's consolidated revenues. Except as disclosed herein in connection with the Offer, the Offeror has not been a party to contacts, negotiations or transactions with the Partnership concerning a merger, consolidation or acquisition of the
Partnership, a tender offer or acquisition of securities of the Partnership (other than pursuant to an Offer to Purchase dated October 17, 1997), an election of a new general partner of the Partnership, or a sale or other transfer of a material amount of assets of the Partnership. Additionally, the Offeror is not a party to any contract, arrangement, understanding or relationship, directly or indirectly, with any other person with respect to any securities of the Partnership, has not been a party to any contract, transaction or negotiation with any person with respect to the Units, including any contract, arrangement, understanding or relationship concerning the transfer or the voting of any Units, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations and is not aware of any contacts or negotiations between the Partnership and any of its affiliates, or between the Partnership (including its affiliates) and any person not affiliated with the Partnership concerning a merger, consolidation or acquisition of the Partnership; a tender offer or acquisition of securities of the Partnership, an election of a new general partner of the Partnership, or a sale or other transfer of a material amount of assets of the Partnership.

      Schedule A hereto sets forth the number of Units purchased by the Offeror or other affiliates of the Partnership (including the directors of the General Partner) since January 1, 1997, the range of prices paid for such Units and the average purchase price paid for each quarterly period since January 1, 1997.


13.   INTEREST IN UNITS

      The Offeror beneficially owns 2,300 Units, representing 7.8% of the total outstanding Units as of June 17, 1999. Except as disclosed in Schedule A, neither the Partnership, the Offeror nor any person affiliated with either the Partnership or the Offeror has engaged in any transactions with respect to the Units within the 60 days immediately preceding the date of the Offer.


14.   EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS.

      The Offeror expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Partnership. There can be no assurance, however, that the Offeror will exercise its right to extend the Offer. During any such extension, all Units previously tendered will remain subject to the Offer, except to the extent that such Units may be withdrawn as set forth in Section 7. The Offeror also expressly reserves the right, in its sole discretion, (i) to terminate the Offer and not accept for payment any Units not theretofore accepted for payment or, subject to Rule 14e-1(c) under the Exchange Act, which requires the Offeror either to pay the consideration offered or to return the Units tendered promptly after the termination or withdrawal of the Offer, to postpone payment for Units upon the occurrence of any of the conditions specified in Section 9 hereof by giving oral or written notice of such termination to the Partnership and making a public announcement thereof and (ii) at any time or from time to time, to amend the Offer in any respect. Amendments to the Offer may be effected by public announcement. Without limiting the manner in which the Offeror may choose to make public announcement of any termination or amendment, the Offeror shall have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Offer, in which case the Offeror shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., Pacific time, on the next business day after the previously scheduled Expiration Date. Material changes to information previously provided to Limited Partners in this Offer or in documents furnished subsequent thereto will be disseminated to Limited Partners in compliance with Rule 14d-6(d) promulgated under the Exchange Act.

      If the Offeror materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Offeror will extend the Offer to the extent required by Rules 14d-6(d) and Rule 14e-1(a) under the Exchange Act. Those rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price, change in dealer's soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. In a published release, the Commission has stated that in its view, an offer should remain open for a minimum of five business days from the date that notice of such a material change is first published, sent or given. The Offer will continue or be extended for at least ten business days from the time the Offeror publishes, sends or gives to holders of Units a notice that it will (a) increase or decrease the price it will pay for Units or (b) decrease the number of Units it seeks.


15.   PERSONS RETAINED; FEES AND EXPENSES.

      The Offeror has retained the Depositary to act as the tender agent as in connection with the Offer. The Depositary will receive reasonable compensation for its services and will also be reimbursed for certain out-of-pocket expenses. The Offeror has agreed to indemnify the Depositary against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Offer. The Depositary has not been retained to, and will not, make solicitations or recommendations in connection with the Offer.

      The Offeror does not intend to retain the services of any officer, employee or class of employees of the Partnership in connection with the Offer. Similarly, the Offeror does not intend to use any corporate asset of the Partnership in connection with the conduct or consummation of the Offer.

      The Offeror will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Units purchased in connection with the Offer. The Offeror will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

      The Offeror will pay all transfer fees or transfer taxes, if any, payable on account of the acquisition of the Units by the Offeror pursuant to the Offer.

      The expenses incurred, or estimated to be incurred, by the Offeror in connection with the Offer are set forth below. The Offeror will be responsible for paying all such expenses.


      Printing and Mailing Fees....................    $   10,000
      Filing Fees..................................           240
      Legal, Accounting and Miscellaneous..........        10,000
                                                           ------

      Total........................................    $   20,240
                                                           ======


16.   MISCELLANEOUS.

      The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission relating to its business, financial condition and other matters. The Offeror has filed a Rule 13e-3 Transaction Statement on Schedule

13e-3 and a Transaction Statement on Tender Offer Statement on Schedule 14D-1 with the Commission, which includes certain additional information relating to the Offer. Such reports, as well as such other material, may be inspected and copies may be obtained at the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. The Offeror's Schedule 13e-3 and Schedule 14D-1 may not be available at the Commission's regional offices.

      The Offer is being made to all Limited Partners. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer, the Offeror will make a good faith effort to comply with such statute. If, after such good faith effort, the Offeror cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Units in such state.



August 16, 1999                                   JOHN N. GALARDI

                                  SCHEDULE A
                                  ----------



       Period          Number of Units Purchased   Range of Prices    Average
                          by Affiliates of the           Paid         Purchase
                              Partnership                              Price

1/1/97 to 3/31/97                      54          $20.00              $20.00

4/1/97 to 6/30/97                      50          $20.00              $20.00

7/1/97 to 9/30/97                      14          $20.00              $20.00

10/1/97 to 12/31/97                    340         $25.00              $25.00

1/1/98 to 3/31/98                      281         $25.00 to 40.00     $27.22

4/1/98 to 6/30/98                      85          $27.50              $27.50

7/1/98 to 9/30/98                      1,268       $27.50 to $60.00    $43.75

10/1/98 to 12/31/98                    597         $27.50 to $95.00    $57.36

1/1/99 to 3/31/99                      18          $60.00              $60.00

4/1/99 to present                      4           $27.50              $27.50


                                   SCHEDULE B
                                   ----------

                    SUMMARY OF CERTAIN FINANCIAL INFORMATION

      The following sets forth certain summarized financial information for the Partnership. This information should be read in conjunction with the Partnership's annual, quarterly and other reports filed with the Securities and Exchange Commission.


OPERATING DATA:
                                                          For the Three Months
                       For the Year Ended December 31,       Ended March 31,
                       -------------------------------    --------------------
                          1998        1997        1996        1999        1998
                          ----        ----        ----        ----        ----
Revenues               $ 919,614   $ 757,755   $ 755,644   $ 214,772   $ 203,881
Operating Expenses       853,225     899,704     964,074     126,351     125,117
Interest Expense         156,636     160,359     163,762      38,537      39,521
Net Income (Loss)        (81,827)   (287,313)   (301,960)    (34,035)    (47,577)
Net Income (Loss)
per Unit                  $(2.79)     $(9.79)    $(10.29)     $(1.16)     $(1.62)
Cash Distributions            0           0            0           0           0


BALANCE SHEET DATA:
                         As of December 31,     As of March 31,
                         ------------------     ---------------
                         1998         1997           1999
                         ----         ----           ----
Cash and Cash         $   83,408   $   87,192     $   84,538
Equivalents
Total Assets           3,267,524    3,436,450      3,276,788
Net Book Value of      2,772,712    2,980,756      2,707,100
  Income-Producing
  Property
Limited Partners'      1,465,181    1,547,008      1,431,146
  Equity
Limited Partners'      $   49.91   $    52.70     $    48.75
  Equity Per Unit


                                   SCHEDULE C
                                   ----------

                                  THE PROPERTY

DESCRIPTION OF THE PROPERTY
---------------------------

The Partnership owns, in fee simple, a 90.67% interest in Sierra Creekside, a commercial office building located in San Ramon, California. The building consists of 47,800 rentable square feet and was 96% occupied at December 31, 1998. The average effective annual rent per square foot at December 31, 1998 was $18.57.

The Property is encumbered by a mortgage lien in favor of Home Federal Savings of San Francisco with a principal balance of $1,720,324 at December 31, 1998. The mortgage bears interest at 3.5% above the 11th District Cost of Funds Index with a minimum of 9% and a maximum of 14% (9% at December 31, 1996). The loan term has a term of 120 months with a maturity date of July 1, 2005. Payments are amortized over a 240 month period with a remaining principal balance of $1,316,055 due at maturity assuming no payment has been made on principal in advance of its due date. The note is subject to prepayment penalties of 1% to 3% if more than 20% of the outstanding balance is prepaid during the first four calendar years of the loan.

The real estate tax obligation for 1998 was approximately 2% of the assessed value, or $73,633.

SUMMARY OF SIGNIFICANT TENANTS/LEASES
-------------------------------------

Four of the Property's 17 tenants occupy ten percent or more of rentable space. The principal businesses of these significant tenants are banking, mortgage administration, insurance and billing/collections services. Details of the leases are as follows:


-----------------------------------------------------------------------------------------
     TENANT       SQUARE FEET PERCENT OF    EFFECTIVE   EFFECTIVE  PERCENT OF  EXPIRATION
                   OCCUPIED    RENTABLE     RENT PER    RENT PER     GROSS      OF LEASE
                              SQUARE FEET  SQUARE FOOT    ANNUM      ANNUAL
                                                                      RENT
-----------------------------------------------------------------------------------------
American
Savings Bank       7,189              15%        19.39   $139,401       16%     June 2002
-----------------------------------------------------------------------------------------
Perfect Service
Builders           4,831              10%        22.80   $110,147       13%     June 2004
-----------------------------------------------------------------------------------------
State Farm
Mutual             5,071              11%        14.98    $75,964        9%    Sept. 2000
-----------------------------------------------------------------------------------------
Pen-Cal
Administrators     7,331              15%        16.69   $122,355       14%     Jan. 2000
-----------------------------------------------------------------------------------------
Tenants
Occupying less
than 10% sq ft    21,457              45%        18.83   $404,011       48%      Various
-----------------------------------------------------------------------------------------
Total Rented
Space             45,879              96%        18.57   $851,878      100%
-----------------------------------------------------------------------------------------


SUMMARY OF LEASES BY EXTENSION
------------------------------

One of the 17 tenants is on a month to month lease; the other 16 are on leases scheduled to expire over the next five years as indicated in the table below.


---------------------------------------------------------------------------------------------
YEAR OF EXPIRATION      1999       2000       2001       2002      2003       2004     TOTALS
---------------------------------------------------------------------------------------------
Number of Tenants          2          5          4          2         2          1         16
---------------------------------------------------------------------------------------------
Percent of total
tenants                  12%        29%        23%        12%       12%         6%        94%
---------------------------------------------------------------------------------------------
Total area (sq. ft.)   2,364     16,641      8,356      7,738     3,957      4,831     43,887
---------------------------------------------------------------------------------------------
Annual Rent          $41,776   $280,939   $162,140   $150,535   $81,559   $110,147   $827,096
---------------------------------------------------------------------------------------------
Percent gross
annual rent               5%        33%        19%        18%       10%        13%        98%
---------------------------------------------------------------------------------------------


                                                                  EXHIBIT (a)(2)
                              LETTER OF TRANSMITTAL

                      TO PURCHASE LIMITED PARTNERSHIP UNITS
                                       OF

                         SIERRA PACIFIC DEVELOPMENT FUND
                        A CALIFORNIA LIMITED PARTNERSHIP

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED AUGUST 16, 1999
                               OF JOHN N. GALARDI

 ==============================================================================
|          DESCRIPTION OF LIMITED PARTNERSHIP UNITS ("UNITS") TENDERED         |
|                                                                              |
| NAME(S) AND ADDRESS(ES) OF                      UNITS TENDERED               |
| REGISTERED HOLDER(S)                                                         |
|                                    _______________________________________*  |
|                                                                              |
|                                    *  Unless otherwise indicated, it will be |
|                                    assumed that all Units held by a          |
|                                    TENDERING registered holder are being     |
|                                    tendered.  See Instruction 2.             |
 ==============================================================================

 ==============================================================================
| THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC TIME, ON  |
|               OCTOBER, 15, 1999, UNLESS THE OFFER IS EXTENDED.               |
 ==============================================================================

This Letter of Transmittal is to be executed and returned to Gemisys Corporation (the "Depositary") at one of the following addresses:


   BY MAIL OR OVERNIGHT            BY HAND:             BY FACSIMILE          FOR INFORMATION
         COURIER
   Gemisys Corporation       Gemisys Corporation    Gemisys Corporation           Gemisys
7103 South Revere Parkway     7103 South Revere     Fax: (303) 705-6171         Corporation
Englewood, Colorado 80112          Parkway          Attention: Investor     Tel: (303) 705-3261
   Attention: Investor       Englewood, Colorado          Services
Services / Sierra Pacific           80112
     Development Fund        Attention: Investor
                              Services / Sierra
                           Pacific Development Fund

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
    PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE
                             LETTER OF TRANSMITTAL

Ladies and Gentlemen:
The undersigned hereby tenders to John N. Galardi, an individual (the "Bidder"), the above-described Limited Partnership Units (the "Units") for Sierra Pacific Development Fund (the "Partnership") pursuant to the Bidder's offer to purchase at a price per Unit of $60.00, net to the seller in cash, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1999 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

Subject to, and effective upon, acceptance for payment of and payment for the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the Units that are being tendered hereby (and any and all other Units or other securities issued or issuable in respect thereof on or after October 15, 1999 (collectively, "Distributions")) and constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units and all Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Units and all Distributions to or upon the order of the Bidder, (b) present such Units and all Distributions for registration and transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units and all Distributions, all in accordance with the terms of the Offer. The undersigned hereby represents and warrants that the undersigned (i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to tender, sell, assign and transfer the Units tendered hereby and all Distributions and that, when and to the extent the same are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby and all Distributions. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Bidder any and all other Units or other securities issued to the undersigned on or after October 15, 1999 in respect of Units tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance or appropriate assurance thereof, the Bidder shall be entitled to all rights and privileges as owner of any such other Units or other securities and may withhold the entire consideration of deduct from the consideration the amount of value thereof as determined by the Bidder, in its sole discretion.

      The undersigned (i) has been advised that the Bidder is the owner of 50% of the outstanding capital and voting stock and a director of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary, and that the General Partner of the Partnership makes no recommendation as to whether or not the undersigned should tender his or her Units in the Offer and (ii) has made his or her own decision to tender the Units.

      The undersigned understands that, notwithstanding any other provisions of the Offer and subject to the applicable rules of the Securities and Exchange Commission, the Bidder will not be required to accept for payment or pay for any Units tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of or payment for Units tendered, if at any time on or after October 15, 1999, and before acceptance for payment of or payment for any such Units, any of the following events shall have occurred (or shall have been determined by the Bidder in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Bidder):

      (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges or seeks to challenge the acquisition of Units pursuant to the Offer or otherwise in any manner relates to or affects the Offer or (ii) in the sole judgment of the Bidder, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the contemplated benefits of the Offer to the Bidder;

      (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any legislative body, court, authority, agency or tribunal which, in the Bidder's sole judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Bidder, or render the Bidder unable, to accept for payment or pay for some or all of the Units,
   (iii) imposes or seeks to impose limitations on the ability of the Bidder to acquire or hold or to exercise full rights of ownership of the Units, (iv) materially impair the contemplated benefits of the Offer to the Bidder or (v) materially affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;

      (c) it shall have been publicly disclosed or the Bidder shall have learned that any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Units;

      (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the general level of market prices of equity securities in the United States or abroad,
   (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on the Partnership's business, condition (financial or other), income, operations or prospects, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the Bidder's sole judgment, might affect, the extension of credit by lending institutions in the United States,
   (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Bidder's sole judgment, a material acceleration or worsening thereof;

      (e) a tender or exchange offer with respect to some or all of the Units (other than the Offer) or a merger, acquisition or other business combination proposal for the Partnership, shall have been proposed, announced or made;

      (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Bidder result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Partnership; or materially impair the contemplated benefits of the Offer;

      (g) there shall have occurred any decline in the S&P Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on August 16, 1999; or

      (h) the Offeror shall not have received the approval of the Partnership to the assignment to the Offeror of the Units tendered pursuant to the Offer;

and, in the sole judgment of the Bidder, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment. Any of the foregoing conditions may be waived by the Bidder, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Bidder at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Bidder concerning the events described above will be final and binding on all parties. The undersigned hereby irrevocably appoints John N. Galardi, the attorney and proxy of the undersigned, with full power of substitution, to vote in such manner as such attorney and proxy or his substitute shall, in his sole discretion, deem proper, and otherwise act (including pursuant to written consent) with respect to all of the Units tendered hereby which have been accepted for payment by the Company prior to the time of such vote or action (and any and all non-cash distribution, other Units, securities, issued or issuable in respect thereof on or after October 15, 1999), which the undersigned is entitled to vote, at any meeti ng (whether annual or special and whether or not an adjourned meeting) of limited partners of the Partnership, or with respect to which the undersigned is empowered to act in connection with action by written consent in lieu of any such meeting or otherwise. This proxy is irrevocable and is grant in consideration of, and is effective upon, the acceptance for payment of such Units by the Bidder, in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Units (and any non-cash distribution, other Units or securities) and no subsequent proxies will be given (and if given, will be deemed not to be effective) with respect thereto by the undersigned. The Bidder reserves the right to require that in order for Units to be properly tendered, immediately upon acceptance of such Units for purchase by the Bidder, the Bidder is able to exercise full voting rights with respect to such Units. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable. The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such Units complies with Rule 14e-4. The Bidder's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer. Please issue the payment for the Units in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Purchase Price of any Units purchased to the undersigned at the address shown below the undersigned's signature(s).

 ------------------------------------------------------------------------------
|                                                                              |
|                          TENDER OF UNITS IN OFFER                            |
|                                                                              |
|The Undersigned tenders Units in the Offer on the terms described above.      |
|                                                                              |
|SIGN HERE                                    IMPORTANT:  COMPLETE AND SIGN THE|
|                                       SUBSTITUTE FORM W-9 (SEE INSTRUCTION 8)|
|                                                                              |
| SIGNATURE(S)________________________________________________________________ |
|                                                                              |
|                                                                              |
| SIGNATURE(S)________________________________________________________________ |
|                                                                              |
|                                                                              |
| MEDALLION GUARANTEE ________________________________________________________ |
|                                                                              |
|                                                                              |
| DATE:   ________________________              TELEPHONE NUMBER: (___)_______ |
|                                                                              |
|(Must be signed by registered holder(s) as name(s) appear(s) under| |registration above. If signature is by trustees, executors, administrators,| |guardians, attorneys-in-fact, agent, officers of corporations or others acting| |in a fiduciary or representative capacity, please provide the following|
|information. See Instruction 3).                                              |
|                                                                              |
|NAME (S)_____________________________________________________________________ |
|                                (please print)                                |
|                                                                              |
|NAME (S)_____________________________________________________________________ |
|                                (please print)                                |
|                                                                              |
|CAPACITY (FULL TITLE)________________________________________________________ |
|                                                                              |
|                                                                              |
|Address______________________________________________________________________ |
|                                                                              |
|_____________________________________________________________________________ |
|                             (Include Zip Code)                               |
|                                                                              |
|Area Code and Telephone No.__________________________________________________ |
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
|                         SPECIAL MAILING INSTRUCTIONS                         |
|------------------------------------------------------------------------------|
|                                                                              |
|To be completed  ONLY if payment is to be issued to the  registered  holder(s)|
|but mailed to OTHER than the address of record. (See Instruction 5).          |
|------------------------------------------------------------------------------|
|                                                                              |
|Mail payment to:_____________________________________________________________ |
|------------------------------------------------------------------------------|
|                                                                              |
|Name:________________________________________________________________________ |
|      (Must be same as registered holder(s))                                  |
|------------------------------------------------------------------------------|
|                                                                              |
|Address:______________________________________________________________________|
|                                                                              |
|  ____________________________________________________________________________|
|  (Please print)                                                  Zip Code    |
 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
|                   | PART 1 - PLEASE PROVIDE YOUR | Tax Identification Number |
|SUBSTITUTE         | TIN IN THE BOX AT RIGHT AND  | (Social Security Number or|
|                   | CERTIFY BY SIGNING AND       |  Employer Identification  |
|Form W-9           | DATING BELOW.                |          Number)          |
|                   |                              |  _________________________|
|                   |                              |                           |
|                   |----------------------------------------------------------|
|                   |                                                          |
|Department of the |PART 2 - Check the box if you are not subject to backup| |Treasury Internal |withholding because (1) you have not been notified that|
|Revenue Service    |you  are  subject to  backup  withholding as  a  result of|
|                   |failure  to  report all  interest or dividends  or (2) the|
|                   |Internal Revenue Service  has notified you that you are no|
|                   |longer  subject to backup withholding. |_|                |
|                    ----------------------------------------------------------|
|                                                                              |
|Payer's Request     Certification - Under penalties of       PART 3           |
|for Taxpayer        perjury, I certify that the                               |
|Identification      information  provided on this form is                     |
|Number (TIN)        true, correct and complete.              Awaiting TIN |_| |
|                                                                              |
|Signature______________________________________  Date________________________ |
 ------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENT MADE TO UNITHOLDERS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. IF THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9 IS CHECKED, THE CERTIFICATE BELOW MUST BE COMPLETED.

 ------------------------------------------------------------------------------
|            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER            |
|                                                                              |
| I certify under penalties of perjury that a taxpayer identification| |number has not been issued to me, and either (a) I have mailed or delivered an| |application to receive a taxpayer identification number to the appropriate| |Internal Revenue Service Center or Social Security Administration Office or| |(b) I intend to mail or deliver an application in the near future. I| |understand that if I do not provide a taxpayer identification number by the| |time of payment, 31% of any cash payment made to me will be withheld, but that| |such amount will be refunded to me if I then provide a Taxpayer Identification|
|Number within sixty (60) days.                                                |
|                                                                              |
|Signature______________________________________  Date________________________ |
 ------------------------------------------------------------------------------

                                  INSTRUCTIONS
              Forming Part of the Terms and Conditions of the Offer

      1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to the First Expiration Date (as defined in the Offer to Purchase}.

      The method of delivery of this Letter of Transmittal and all other required documents, is at the option and risk of the tendering Unitholder and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

      No alternative, conditional or contingent tenders will be accepted, and no fractional Units will be accepted for payment or purchased. All tendering Unitholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Units for payment.

      2. PARTIAL TENDERS. If fewer than all the Units held by a Unitholder are to be tendered, (i) fill in the number of Units which are to be tendered in the section entitled "Number of Units Tendered" and (ii) the Unitholder must hold at least five Units after such tender. Accordingly, a Unitholder should not tender if, as a result of such tender, the tendering holder (other than one transferring all of his or her Units) will hold less than five Units. All Units held by a Unitholder will be deemed to have been tendered unless otherwise indicated.

      3.    SIGNATURES ON LETTER OF TRANSMITTAL.

      (a)___If this Letter of Transmittal is signed by the registered holder(s) of the Units, the signature(s) must correspond exactly with the Unitholder's registration.

      (b)___If any of the Units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

      (c)___If any Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

      (d)___If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and if requested, proper evidence satisfactory to the Company of such person's authority so to act must be submitted.

      4. STOCK TRANSFER TAXES. Except as set forth in this Instruction 4, the Company will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Units to it or its order pursuant to the Offer. If payment of the purchase price is to be made to any person other than the registered holder, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

      5. SPECIAL MAILING INSTRUCTIONS. If payment for the Units is to be issued to the registered holder(s) but mailed to other than the address of record, the section entitled "Special Mailing Instructions" must be completed.

      6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Depositary or the Soliciting Agent at their respective addresses set forth below.

      7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Units (i) determined by it not to be in the appropriate form or (ii) the acceptance for purchase of Units which may, in the opinion of the Company's counsel, be unlawful.

      8. SUBSTITUTE FORM W-9. The tendering Unitholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 which is provided in the Letter of Transmittal and to indicate that the Unitholder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the Substitute Form W-9 may subject the tendering Unitholder to 31 % federal income tax withholding on the payment of the purchase price. To prevent backup withholding, each tendering Unitholder must provide his or her correct TIN by completing the Substitute Form W-9, certifying that the TIN provided is correct and that (i) the Unitholder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the Unitholder that he or she is no longer subject to backup withholding, or certify that such Unitholder is exempt from backup withholding. If the Unitholder does not have a TIN, he or she should consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN, check the box in Part 3 of the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number. If the Unitholder provides his or her TIN to the Depositary within 60 days of the date the Depositary receives the Letter of Transmittal, any amounts withheld during such 60-day period will be refunded to the Unitholder by the Depositary.

      WHAT TAXPAYER IDENTIFICATION NUMBER TO GIVE THE DEPOSITARY

      The Unitholder is required to give the Depositary the social security number or employer identification number of the record holder of the Units. If the Units are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

      Certain Unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Unitholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

      IMPORTANT: THIS LETTER OF TRANSMITTAL. TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

                                 THE DEPOSITARY
                               GEMISYS CORPORATION
                            7103 South Revere Parkway
                            Englewood, Colorado 80112
                                 (303) 705-3261

                                                                  EXHIBIT (a)(3)

               Department of the Treasury Internal Revenue Service

         Instructions for the Requester of Form W-9 (Rev. November 1998)
          Request for Taxpayer Identification Number and Certification
   SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

These  instructions  supplement the instructions on the Form W-9 (Rev.  December
1996) for the requester.

Change To Note
ELECTRONIC SUBMISSION OF FORMS W-9.

Requesters may establish a system for payees to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester. Generally, the electronic system must --

o Ensure the information received is the information sent, and document all occasions of user access that result in the submission.
o Make it reasonably certain the person accessing the system and submitting the form is the person identified on Form W-9.
o  Provide you with the same information as the paper Form W-9.
o Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission.
o Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it.

NOTE: FOR FORMS W-9 THAT ARE NOT REQUIRED TO BE SIGNED, THE ELECTRONIC SYSTEM NEED NOT PROVIDE FOR AN ELECTRONIC SIGNATURE OR A PERJURY STATEMENT. Additional requirements may apply. See Announcement 98-27, 1998-15 I.R.B. 30.

INDIVIDUAL TAXPAYER IDENTIFICATION NUMBER (ITIN)

Form W-9 (or an  acceptable  substitute)  is used by  persons  required  to file
information   returns  with  the  IRS  to  get  the  payee's  correct  TIN.  For individuals, the TIN is generally a social security number (SSN).

      However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

      These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

SUBSTITUTE FORM W-9
You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the IRS's official Form W-9 and it satisfies certain certification requirements.

      You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards, provided the certifications that (1) the payee's TIN is correct and (2) the payee is not subject to backup withholding due to failure to report interest and dividend income, shown on the official Form W-9, are clearly set forth. You may not:

      1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications: or

      2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

      A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly set forth.

      If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: "The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

      If you use a substitute form, the instructions do not have to be furnished to the payee. The payee only needs to be instructed orally or in writing to strike out the language of the certification that relates to payee underreporting, if the payee is subject to backup withholding due to notified payee underreporting. However, you are encouraged to provide instructions relevant to the account, especially if the payee requests them.

TIN APPLIED FOR
For interest and dividend payments and certain payments with respect to readily tradable instruments, If the payee returns a properly completed Form W-9 with "Applied For" written in Part I (i.e., an "awaiting TIN" certificate), the payee must give you a TIN within 60 calendar days to avoid backup withholding. You may use one of the following rules to backup withhold during this 60-day period.
NOTE: THE 60-DAY EXEMPTION FROM BACKUP WITHHOLDING DOES NOT APPLY TO ANY PAYMENT OTHER THAN INTEREST, DIVIDENDS, AND CERTAIN PAYMENTS MADE WITH RESPECT TO READILY TRADABLE INSTRUMENTS. THEREFORE, ANY OTHER PAYMENT, SUCH AS NONEMPLOYEE COMPENSATION, IS SUBJECT TO BACKUP WITHHOLDING EVEN IF THE PAYEE HAS APPLIED FOR AND IS AWAITING A TIN.

RESERVE RULE.--If a payee withdraws more than $500 at one time during the 60-day period, you must backup withhold on any reportable payments made during the period, unless the payee reserves 31% of all reportable payments made to the account during the period.

ALTERNATIVE RULE (OPTION 1).--You must backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

ALTERNATIVE RULE (OPTION 2).--You must backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals. Backup withholding under this option must begin no later than 7 business days after you receive the awaiting-TIN certificate.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Even if the payee does not provide TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

      1. An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

      2. The United States or any of its agencies or instrumentalities.

      3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

      4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

      5.   An   international   organization   or  any  of   its   agencies   or
instrumentalities.  OTHER  PAYEES  THAT MAY BE EXEMPT  FROM  BACKUP  WITHHOLDING
INCLUDE:

      6. A corporation.

      7. A foreign central bank of issue.

      8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

      9. A futures commission merchant registered with the Commodity Futures Trading Commission.

      10. A real estate investment trust.

      11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

      12. A common trust fund operated by a bank under section 584(a).

      13. A financial institution.

      14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

      15. A trust  exempt  from tax under  section 664 or  described  in section
4947.

INTEREST AND DIVIDEND PAYMENTS.--All listed payees are exempt except the payee in item (9).

BROKER TRANSACTIONS.--All payees listed in items (1) through (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS REPORTABLE UNDER SECTIONS 6041 AND 6041A.

These payments are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from withholding:
o  Medical and health care payments.
o  Attorneys' fees.
o  Payments for services paid by a Federal executive agency.

GROSS PROCEEDS; ATTORNEYS. Reportable gross proceeds paid to attorneys (under section 6045(f), even if the attorney is a corporation, are not exempt from backup withholding.

BARTER EXCHANGE TRANSACTIONS AND PATRONAGE DIVIDENDS.

Only payees listed in items (1) through (5) are exempt from backup withholding on these payments.

Payments Exempt From Backup Withholding
Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045 6049, 6050A, and 6050N, and their regulations.

DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:
o  Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o  Payments of patronage dividends not paid in money.
o  Payments made by certain foreign organizations.
o  Section 404(k) payments made by an ESOP.

INTEREST PAYMENTS that generally are exempt from backup withholding include:

o Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o  Payments described in section 6049(b)(5) to nonresident aliens.

o  Payments on tax-free covenant bonds under section 1451.

o  Payments made by certain foreign organizations.

o  Mortgage interest paid to you.

OTHER TYPES OF PAYMENTS that generally are exempt from backup withholding include:
o  Wages.
o Distributions from a pension, annuity, profit-sharing or stock bonus plan, or an IRA.
o  Distributions from an owner-employee plan.
o  Certain surrenders of life insurance contracts.
o Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
o  Real estate transactions reportable under section 6045(e).
o  Canceled debts reportable under section 6050P.
o  Distributions from a medical savings account and long-term care benefits.
o  Fish purchases for cash reportable under section 6050R.

JOINT FOREIGN PAYEES
If the first payee listed on an account gives you Form W-8, Certificate of Foreign Status, or a similar statement signed under penalties of perjury, backup withholding applies unless:

      1. Every joint payee provides the statement regarding foreign status; or

      2. Any one of the joint payees who has not established foreign status gives you a TIN.

      If any one of the joint payees who has not established foreign status gives you a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

NAMES AND TLNS TO USE FOR INFORMATION REPORTING
Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line ONLY the name of the payee whose TIN is shown on the information return. Show the names of any other individual payees in the area below the first name line, if desired.

SOLE PROPRIETORS.--You must show the individual's name on the first name line. On the second name line, you may enter the business name or "doing business as
(DBA)" if provided. You may not enter only the business name. For the TIN, you may enter either the individual's SSN or the employer identification number
(EIN) of the business. However, the IRS prefers that you show the SSN.


ADDITIONAL INFORMATION
For more  information  on backup  withholding,  get PUB. 1679, A Guide to Backup
Withholding,   or  PUB.  1281,  Backup  Withholding  on  Missing  and  Incorrect
Names/TINs.

NOTICES FROM THE IRS

The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. You may have to send a "B" notice to the payee to solicit another TIN. See Pubs. 1679 and 1281 for copies of the two types of "B" notices.